UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2014 (June 20, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Realty Capital Properties, Inc. (the “Company”) previously reported in its Current Report on Form 8-K furnished to the Securities and Exchange Commission (the “SEC”) on June 20, 2014, that, as planned, Nicholas S. Schorsch will relinquish his Chief Executive Officer role to David S. Kay, the Company’s President, effective October 1, 2014. The transition was contemplated by Mr. Schorsch’s employment agreement with the Company and does not constitute a change of control or trigger any accelerated benefits or other rights thereunder.

Mr. Kay, 47, has served as President of the Company since December 2013. A description of Mr. Kay’s background is contained in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2013 (the “November 26th Form 8-K”). Mr. Kay’s business experience and current compensation arrangements with the Company are described in the November 26th Form 8-K and the Company’s Proxy Statement filed with the SEC on April 29, 2014, and such information is incorporated into this Current Report on Form 8-K in response to this Item 5.02.

There are no transactions involving Mr. Kay that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Item 8.01. Other Events.

Press Release Relating to July 2014 Dividends

As previously disclosed, the board of directors of the Company authorized, and the Company declared, an annualized common stock dividend of $1.00 per share per annum to be paid monthly to holders of common stock of record at the close of business on the 8th day of each month, payable on the 15th day of such month. Accordingly, on July 15, 2014, the Company will pay a distribution of $0.0833333 per share to holders of common stock of record at the close of business on July 8, 2014.

Additionally, the Company will pay a monthly dividend to holders of its 6.70% Series F Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”), in respect of the period commencing June 15, 2014 through July 14, 2014, on July 15, 2014. Holders of Series F Preferred Stock on July 1, 2014 will be eligible to receive such dividend. The dividend for the Series F Preferred Stock accrues daily on a 360-day annual basis equal to an annualized dividend rate of $1.675 per share, or $0.1395833 per 30-day month.

A copy of the press release, dated June 26, 2014, announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued June 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

June 26, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Executive Chairman of the Board of Directors